EXHIBIT 99.1

TiVo Corporation 2 Circle Star Way San Carlos, CA 94070

TIVO CORPORATION REPORTS FOURTH QUARTER AND 2016 FULL YEAR FINANCIAL RESULTS

Company Reports Better than Expected Results
On Track to Achieve $100 million Cost Synergy Targets
Declares Quarterly Cash Dividend of $0.18 per Share
Increases Stock Repurchase Program Authorization to $150 million

SAN CARLOS, Calif.--(BUSINESS WIRE)-February 15, 2017 - TiVo Corporation (NASDAQ:TIVO) today reported financial results for the fourth quarter and for the full year ended December 31, 2016.

“Our Q4 financial results reflect the strength of the new TiVo, and strategically important deals with Samsung, Netflix and HBO demonstrate the value of the combined company’s products and intellectual property,” said Tom Carson, President and CEO of TiVo. Mr. Carson added, “The TiVo integration is proceeding as planned and we continue to expect revenues in excess of $800 million for 2017. We also continue to expect cost synergies of at least $100 million with 65% coming from actions taken within 12 months of the close.”

Mr. Carson added, “Based upon our strong results, solid balance sheet, long-term licensing arrangements, recurring product and IP revenue models, and progress on our cost synergies target, we are confident in TiVo’s ability to continue to generate substantial positive cash flows. As such, I am pleased to announce that TiVo’s Board of Directors has decided to initiate a quarterly cash dividend of $0.18 per common share.”

Capital Allocation

TiVo’s Board of Directors declared a quarterly cash dividend of $0.18 per common share, to be paid on March 15, 2017, to all stockholders of record as of the close of business on March 1, 2017. TiVo’s Board believes it can reward its stockholders with a meaningful quarterly dividend, while maintaining ample capacity for the company to invest in the business, pursue its long term growth aspirations, and consider additional capital allocation alternatives such as opportunistic stock repurchases. On that front, the Board also increased the Company’s stock repurchase program authorization to $150 million. Pursuant to its strategy of allocating excess capital to the highest risk-adjusted return alternative available, the Board will continue to regularly review all available capital allocation opportunities.

Product Development

Mr. Carson stated that “We are very excited about the future of TiVo’s product strategy and discovery solutions. For example, Virgin Media’s launch of a new 4K ultra high definition set top box powered by TiVo software including VOD functionality, is a notable product milestone. This comes on the heels of last quarter’s launch of the TiVo BOLT+, a best-in-class, all-in-one, multi-room entertainment device with six tuners and 3TB of recording capacity for customers looking for the ultimate video entertainment experience. Additionally, last quarter we announced the next-generation of the TiVo user experience, which delivers content more quickly and with less effort from a diverse array of sources. I am proud to tell everyone that a large international service provider will deploy this next generation TiVo user experience in early 2017. I believe this clearly demonstrates the innovation and product leadership that excited us about acquiring TiVo. I believe this product leadership, combined with our strong IP licensing business, position TiVo well for long-term success in our key addressable markets.”

Fourth Quarter and Full Year 2016 Results

The Company reported fourth quarter revenue of $252.3 million, an increase of 69% compared to $149.5 million in the fourth quarter of 2015. As expected, revenues were higher than in the comparable period of the prior year due to the completion of the TiVo Solutions Inc. acquisition, which contributed $125.8 million in revenues, including revenue from a license agreement with Samsung which included catch-up payments to make the Company whole for the pre-license period of use. Fourth quarter 2016 Net income was $9.8 million, compared to Net income of $26.3 million for the fourth quarter of 2015. Fourth quarter 2016 Income from continuing operations before income taxes was $23.0 million, compared to $27.1 million of Income from continuing operations before income taxes in the fourth quarter of 2015.

On a Non-GAAP basis, fourth quarter 2016 Non-GAAP Pre-tax Income was $90.8 million, compared to $57.8 million in the fourth quarter of 2015. Estimated cash taxes for the quarter were approximately $8.7 million. GAAP Diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding for the fourth quarter of 2016 were 119.3 million.

For the full year 2016, the Company reported revenues of $649.1 million, compared to $526.3 million for 2015. Including TiVo Solutions Inc. in the results for the period increased revenue by $147.4 million, which includes revenue from a license agreement executed in the fourth quarter of 2016 with Samsung that included catch-up payments to make the Company whole for the pre-license period of use. The full year 2016 Income from continuing operations, net of tax was $37.2 million, compared to a $4.3 million loss for 2015. After taking into consideration discontinued operations, the full year 2016 Net income was $32.7 million, compared to a $4.3 million loss for 2015.

On a Non-GAAP basis, 2016 full year Non-GAAP Pre-tax Income was $205.3 million, compared to $161.5 million for the full year in 2015.

Non-GAAP Pre-tax Income is defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below.

Business Outlook

For fiscal year 2017, the Company expects revenue of $800 million to $835 million, including hardware, with GAAP loss before taxes of $55 million to $70 million and Non-GAAP Pre-tax Income of $200 million to $225 million. TiVo anticipates it will incur $23 million to $24 million in cash taxes based on its 2017 operating expectations. For fiscal year 2017, TiVo expects its GAAP diluted weighted average shares outstanding to be approximately 121 million and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 122 million shares.

TIVO BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•	Samsung agreed to an intellectual property (IP) license under TiVo’s patent portfolios for Samsung’s leading mobile, consumer electronic and set-top box businesses.

•
Netflix licensed TiVo’s patent portfolios and Intellectual Ventures patent portfolio for over-the-top offerings. The Netflix agreement represents one of the first licenses granted under the exclusive partnership with Intellectual Ventures announced in 2016.

•	HBO signed a long-term intellectual property license.

•
The Company continued to grow and expand its leading patent portfolio in 2016.  In addition to the inorganic growth through the acquisition of TiVo Inc. and its partnership with Intellectual Ventures, the portfolio grew as a result of the continuing and ongoing innovation within the company, with new invention disclosures reaching record levels, up 30% compared to last year.

Products:

•	Approximately 23 million subscriber households around the world use TiVo’s advanced television experiences.

•	Virgin Media in the UK launched a 4K Ultra HD set-top box platform including VOD functionality powered by TiVo.

•	Panasonic Corporation, one of the world’s top consumer electronics manufacturers, signed a multi-year extension for the Japan market that includes G-Guide, G-Guide HTML and G-Guide xD.

•	Rogers, a leading service provider in Canada, deployed Passport 7.

•
A leading broadband provider plans to launch TiVo’s innovative new flexible STB software that enables a single low-cost STB to be deployed either as a stand-alone Cable STB, as a client to an in-home DVR, or as a full IPTV client.

•	Astra Telekom, a privately-held Serbian telecom operator, will use Cubiware’s middleware solutions to provide enhanced IPTV services to customers throughout Serbia.

•	Reliance Jio Media Pvt. Ltd. selected TiVo’s CubiTV to power advanced entertainment experiences for subscribers in India.

•	A leading developer of smart TV remote apps licensed TiVo’s metadata for smartphones and tablets.

•	A leading streaming music service provider added TiVo’s artist images.

Conference Call Information

TiVo management will host a conference call today, February 15, 2017, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706- 643-4013) and reference conference ID 56630960. The conference call can also be accessed via live webcast in the Investor Relations section of TiVo's website at http://www.tivo.com/.

A telephonic replay of the conference call will be available through February 22, 2017 and can be accessed by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 56630960. A replay of the audio webcast will be available on TiVo Corporation's website shortly after the live call ends and will remain on TiVo Corporation's website until its next quarterly earnings call.

Non-GAAP Financial Information

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, changes in the liability for dissenting shareholders, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, payments to note holders and expenses in connection with the extinguishment or modification of debt, gains on sale of strategic investments, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets is defined as GAAP cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transition and integration expenses. Included in Transaction, transition and integration costs in 2016 is $10.0 million in expenses for additional guaranteed license payments related to the Company’s over-the-top licensing partnership with Intellectual Ventures. These payments were expensed in the fourth quarter of 2016 as the payments were triggered by the execution of a patent license agreement during the quarter and are not expected to be recoverable from the net direct revenue resulting from the patent license agreement and the related TiVo product partnership. This expense was included in Transaction, transition and integration costs as the patent license agreement was entered into as part of continuing, and broadening, the product relationship with TiVo.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, changes in the fair value of contingent consideration, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, changes in the fair value of contingent consideration, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, changes in the fair value of contingent consideration, changes in franchise tax reserves and contested proxy election costs.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding interest on franchise tax reserves, accretion of contingent consideration, amortization or write-off of issuance costs and discounts on convertible debt plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, changes in contingent consideration, and earn-out settlements from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the amortization or write-off of note issuance costs and discounts on convertible debt, accretion of contingent consideration and mark-to-market adjustments for interest rate swaps when management evaluates the Company's operating expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the Company's estimates of future financial performance, including future revenues, earnings, expenses, and dividends, as well as future business strategies and future product offerings, deployments and technology and intellectual property licenses with various named customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays and higher costs in connection with the integration of TiVo Inc. (now known as TiVo Solutions Inc.), delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" included in TiVo’s most recent Annual Report on Form 10-K and other documents of TiVo Corporation, Rovi Corporation and TiVo Solutions Inc. (formerly known as TiVo Inc.) on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Contacts
Peter Halt, CFO
TiVo Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
TiVo Corporation
+1 (818) 565-5200
Peter.Ausnit@TiVo.com

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues, net:
Licensing, services and software	$238,476	$149,170	$629,474	$525,482
Hardware	13,867	374	19,619	789
Total Revenues, net	252,343	149,544	649,093	526,271
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	61,015	24,332	139,666	102,466
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	13,984	231	19,056	504
Research and development	49,060	25,196	125,172	99,902
Selling, general and administrative	58,292	40,790	192,755	155,173
Depreciation	5,517	4,312	18,698	17,410
Amortization of intangible assets	41,902	19,193	104,989	76,982
Restructuring and asset impairment charges	2,672	403	27,316	2,160
Gain on sale of patents	—	(82)	—	(82)
Total costs and expenses	232,442	114,375	627,652	454,515
Operating income from continuing operations	19,901	35,169	21,441	71,756
Interest expense	(11,270)	(11,405)	(43,681)	(46,826)
Interest income and other, net	1,366	(373)	1,688	716
Income (loss) on interest rate swaps	13,013	3,738	(3,884)	(13,368)
Loss on debt extinguishment	—	—	—	(2,815)
Income (loss) from continuing operations before income taxes	23,010	27,129	(24,436)	9,463
Income tax expense (benefit)	13,140	831	(61,685)	13,755
Income (loss) from continuing operations, net of tax	9,870	26,298	37,249	(4,292)
Loss from discontinued operations, net of tax	(71)	—	(4,588)	—
Net income (loss)	$9,799	$26,298	$32,661	$(4,292)

Basic earnings (loss) per share:
Continuing operations	$0.08	$0.33	$0.40	$(0.05)
Discontinued operations	—	—	(0.05)	—
Basic earnings (loss) per share	$0.08	$0.33	$0.35	$(0.05)
Weighted average shares used in computing basic per share amounts	117,394	80,677	93,064	84,133

Diluted earnings (loss) per share:
Continuing operations	$0.08	$0.32	$0.40	$(0.05)
Discontinued operations	—	—	(0.05)	—
Diluted earnings (loss) per share	$0.08	$0.32	$0.35	$(0.05)
Weighted average shares used in computing diluted per share amounts	119,298	81,055	94,262	84,133

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$192,627	$101,675
Short-term marketable securities	117,084	107,879
Accounts receivable, net	147,142	87,128
Inventory	13,186	456
Prepaid expenses and other current assets	37,400	13,735
Total current assets	507,439	310,873
Long-term marketable securities	128,929	114,715
Property and equipment, net	48,372	34,984
Intangible assets, net	806,838	386,742
Goodwill	1,812,118	1,343,652
Other long-term assets	17,147	8,330
Total assets	$3,320,843	$2,199,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$226,451	$74,113
Deferred revenue	49,145	12,106
Current portion of long-term debt	7,000	7,000
Total current liabilities	282,596	93,219
Taxes payable, less current portion	4,893	5,332
Deferred revenue, less current portion	43,545	9,414
Long-term debt, less current portion	967,732	960,156
Deferred tax liabilities, net	77,454	66,116
Other long-term liabilities	34,987	34,494
Total liabilities	1,411,207	1,168,731
Stockholders' equity:
Common stock	121	131
Treasury stock	(9,646)	(1,163,533)
Additional paid-in capital	3,280,905	2,419,921
Accumulated other comprehensive loss	(7,049)	(6,503)
Accumulated deficit	(1,354,695)	(219,451)
Total stockholders’ equity	1,909,636	1,030,565
Total liabilities and stockholders’ equity	$3,320,843	$2,199,296

See notes to the Consolidated Financial Statements in our Annual Report on Form 10-K.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Intellectual Property Licensing Revenues:
Service Provider	$104,024	$72,433	$268,078	$216,777
Consumer Electronics	36,328	17,118	79,339	65,045
Total Intellectual Property Licensing Revenues	140,352	89,551	347,417	281,822

Product Revenues:
Platform Solutions	86,031	34,975	205,395	137,814
Software and Services	23,948	21,769	83,811	84,956
Other	2,012	3,249	12,470	21,679
Total Product Revenues	111,991	59,993	301,676	244,449

Total Revenues	$252,343	$149,544	$649,093	$526,271

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Income (loss) before income taxes	$23,010	$27,129	$(24,436)	$9,463
Amortization of intangible assets	41,902	19,193	104,989	76,982
Restructuring and asset impairment charges	2,672	403	27,316	2,160
Equity-based compensation	15,639	11,603	47,670	42,647
Transaction, transition and integration costs	19,911	—	39,950	—
Earnout amortization and settlement	959	—	2,467	—
Reduction of contingent consideration liability	(1,614)	—	(1,614)	(860)
Change in franchise tax reserve	—	859	154	859
Contested proxy election costs	—	—	—	4,346
Interest on franchise tax reserve	—	255	280	255
Accretion of contingent consideration	273	—	340	—
Amortization of note issuance costs	509	471	1,977	2,360
Amortization of convertible note discount	3,070	2,931	12,070	11,504
Mark-to-market (income) loss related to interest rate swaps	(15,538)	(5,090)	(5,836)	8,949
Loss on debt extinguishment	—	—	—	2,815
Non-GAAP Pre-tax Income	$90,793	$57,754	$205,327	$161,480

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Weighted average diluted shares outstanding	119,298	81,055	94,262	84,133
Dilutive effect of equity-based compensation awards	—	—	—	418
Non-GAAP Diluted Weighted Average Shares Outstanding	119,298	81,055	94,262	84,551

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Total Operating costs and expenses	$232,442	$114,375	$627,652	$454,515
Amortization of intangible assets	(41,902)	(19,193)	(104,989)	(76,982)
Restructuring and asset impairment charges	(2,672)	(403)	(27,316)	(2,160)
Equity-based compensation	(15,639)	(11,603)	(47,670)	(42,647)
Transaction, transition and integration costs	(19,911)	—	(39,950)	—
Earnout amortization and settlement	(959)	—	(2,467)	—
Reduction of contingent consideration liability	1,614	—	1,614	860
Change in franchise tax reserve	—	(859)	(154)	(859)
Contested proxy election costs	—	—	—	(4,346)
Non-GAAP Total COGS and OpEx	$152,973	$82,317	$406,720	$328,381

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$61,015	$24,332	$139,666	$102,466
Equity-based compensation	(1,005)	(1,298)	(3,819)	(5,207)
Transition and integration costs	(10,216)	—	(10,352)	—
Non-GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$49,794	$23,034	$125,495	$97,259

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Research and development expenses	$49,060	$25,196	$125,172	$99,902
Equity-based compensation	(4,784)	(2,678)	(10,970)	(8,525)
Transition and integration costs	(2,274)	—	(3,782)	—
Earnout amortization and settlement	(184)	—	(245)	—
Non-GAAP Research and Development Expenses	$41,818	$22,518	$110,175	$91,377

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Selling, general and administrative expenses	$58,292	$40,790	$192,755	$155,173
Equity-based compensation	(9,850)	(7,627)	(32,881)	(28,915)
Transaction, transition and integration costs	(7,421)	—	(25,816)	—
Earnout amortization and settlement	(775)	—	(2,222)	—
Reduction of contingent consideration liability	1,614	—	1,614	860
Change in franchise tax reserve	—	(859)	(154)	(859)
Contested proxy election costs	—	—	—	(4,346)
Non-GAAP Selling, General and Administrative Expenses	$41,860	$32,304	$133,296	$121,913

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Interest expense	$(11,270)	$(11,405)	$(43,681)	$(46,826)
Interest on franchise tax reserve	—	255	280	255
Accretion of contingent consideration	273	—	340	—
Amortization of note issuance costs	509	471	1,977	2,360
Amortization of convertible note discount	3,070	2,931	12,070	11,504
Reclassify current period cost of interest rate swaps	(2,525)	(1,351)	(9,720)	(4,418)
Non-GAAP Interest Expense	$(9,943)	$(9,099)	$(38,734)	$(37,125)

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Current 2017 Full Year Outlook		2016 Full Year Actual
	Low	High
GAAP (Loss) income before income taxes (1)	$(70.0)	$(55.0)	$(24.4)
Amortization of intangible assets	166.0	166.0	105.0
Restructuring and asset impairment charges	6.0	8.0	27.3
Equity-based compensation	60.0	64.0	47.7
Transaction, transition and integration costs	19.0	22.0	40.0
Earnout amortization and settlement	4.0	4.0	2.5
Mark-to-market loss related to interest rate swaps	—	—	(5.8)
Amortization of note issuance costs and convertible debt discount	14.0	14.0	14.0
Other	1.0	2.0	(1.0)
Non-GAAP Pre-tax Income	$200.0	$225.0	$205.3

Cash taxes	$23.0	$24.0	$24.3

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.

Current 2017 Full Year Outlook
GAAP Weighted average diluted shares outstanding	121.0
Dilutive effect of equity-based compensation awards	1.0
Non-GAAP Diluted Weighted Average Shares Outstanding	122.0

Current Q4 2017 Outlook
GAAP Total Operating costs and expenses	$200.0
Amortization of intangible assets	(41.0)
Restructuring and asset impairment charges	(5.0)
Equity-based compensation	(16.0)
Transaction, transition and integration costs	(2.0)
Earnout amortization and settlement	(1.0)
Other	—
Non-GAAP Total COGS and OpEx	$135.0